UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 9, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On Monday, May 9, 2005, General Motors Corporation (GM) issued the following press release.

                GM STATEMENT REGARDING TENDER OFFER FOR GM SHARES

DETROIT - The General Motors Corp. (NYSE: GM) Board of Directors today said it will review a cash tender offer for up to 28 million GM common shares at a price of $31 per share that was launched today by Tracinda Corp. The intention to pursue a tender offer was previously disclosed by Tracinda.

The GM board will advise shareholders of its view with respect to this offer on or before May 20, 2005, as required under applicable securities law. The board's view will be disclosed in a formal response pursuant to Schedule 14D-9 and will be available free of charge to shareholders at the SEC website, www.sec.gov. Shareholders are urged to read GM's statement when it becomes available.



                                      # # #




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  May 9, 2005                   By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)